PROSPECTUS SUPPLEMENT NO. 4	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated September 12, 2022)	Registration No. 333-262242
Ermenegildo Zegna N.V.
Up to 231,391,056 Ordinary Shares
Up to 20,116,666 Ordinary Shares Issuable Upon Exercise of Warrants
Up to 6,700,000 Warrants

This prospectus supplement supplements the prospectus dated September 12, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our registration statement on Form F-1 (No. 333-262242). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained herein.

The Prospectus and this prospectus supplement relate to the issuance by us of up to 20,116,666 of our ordinary shares, nominal value €0.02 per share (“Ordinary Shares”), which include up to (i) 6,700,000 Ordinary Shares issuable upon the exercise of 6,700,000 private placement warrants (the “Private Placement Warrants”) originally issued by us in a private placement transaction in connection with the Business Combination (as defined below) at an exercise price of $11.50 per Ordinary Share, and (ii) 13,416,666 Ordinary Shares issuable upon the exercise of 13,416,666 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued to public shareholders of Investindustrial Acquisition Corp. (“IIAC”) in its initial public offering, and converted into warrants to purchase Ordinary Shares at the closing of the Business Combination at an exercise price of $11.50 per Ordinary Share. The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders or their permitted transferees of (a) up to 231,391,056 Ordinary Shares (including (i) up to 36,735,551 Ordinary Shares issued to certain selling securityholders concurrently with the closing of the business combination (the “Business Combination”) between us and IIAC, (ii) up to 6,700,000 Ordinary Shares issuable upon exercise of our Private Placement Warrants, and (iii) up to 187,955,505 Ordinary Shares currently held by certain selling shareholders) and (b) up to 6,700,000 of our Private Placement Warrants. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
The Ordinary Shares and our Public Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “ZGN” and “ZGN WS,” respectively. On January 25, 2023, the closing sale price as reported on NYSE of the Ordinary Shares was $11.34 per share and, on January 23, 2023, the closing sale price as reported on NYSE of our Public Warrants was $2.39 per Public Warrant.
This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus.
This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 8 of the Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is January 26, 2023.

Redemption of Warrants

On January 26, 2023, Ermenegildo Zegna N.V. (the “Company”) issued a press release announcing the redemption (the “Redemption”) of all of its outstanding warrants to purchase ordinary shares of the Company that were issued under the Warrant Agreement, dated as of November 23, 2020, between IIAC and Continental Stock Transfer & Trust Company, as subsequently amended by the Warrant Agreement Amendment, dated as of December 17, 2021, by and between IIAC and Continental Stock Transfer & Trust Company, and by the Warrant Assumption and Amendment Agreement, dated as of December 17, 2021, by and among IIAC, the Company, Continental Stock Transfer & Trust Company, Computershare Trust Company, N.A. and Computershare Inc. and under the Warrant Agreement, dated as of December 17, 2021, by and between the Company, Computershare Trust Company, N.A., and Computershare Inc. A copy of the press release is below.

A copy of the Notice of Redemption delivered by the Company related to the Redemption is below.

None of these documents constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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Copy of Press Release, dated January 26, 2023

ERMENEGILDO ZEGNA N.V. ANNOUNCES REDEMPTION OF ALL OUTSTANDING WARRANTS

January 26, 2023 – MILAN – Ermenegildo Zegna N.V. (NYSE: ZGN) (“Zegna Group”, the “Company” or “we”) today announced that it will redeem all of its warrants (the “Warrants”) to purchase ordinary shares of the Company (the “Ordinary Shares”) that remain outstanding at 5:00 p.m. New York City time on February 27, 2023 (the “Redemption Date”) for a redemption price of $0.10 per Warrant.

The Warrants include (i) the outstanding public warrants (the “Public Warrants”) issued under the Warrant Agreement, dated as of November 23, 2020, between Investindustrial Acquisition Corp. (“IIAC”) and Continental Stock Transfer & Trust Company, as subsequently amended by the Warrant Agreement Amendment, dated as of December 17, 2021, by and between IIAC and Continental Stock Transfer & Trust Company, and by the Warrant Assumption and Amendment Agreement, dated as of December 17, 2021, by and among IIAC, the Company, Continental Stock Transfer & Trust Company, Computershare Trust Company, N.A. and Computershare Inc. (together, the “Warrant Agreement”), which were originally issued as part of the units sold in IIAC’s initial public offering and converted into warrants to purchase Ordinary Shares in connection with the business combination between the Company and IIAC (the “Business Combination”), for a redemption price of $0.10 per Public Warrant (the “Redemption Price”) and (ii) the outstanding warrants issued by the Company in a private placement transaction in connection with the Business Combination under the Warrant Agreement, dated as of December 17, 2021, by and between the Company, Computershare Trust Company, N.A., and Computershare Inc. (the “New Warrant Agreement”), on the same terms as the outstanding Public Warrants. Computershare Trust Company, N.A. and Computershare Inc. act as warrant agent (the “Warrant Agent”) with respect to the Warrants. The Public Warrants are listed on the New York Stock Exchange.

The Warrant Agreement and the New Warrant Agreement provide that the Company is entitled to redeem all of the outstanding Public Warrants at the redemption price of $0.10 per Public Warrant where: (i) the last reported sales price of the Ordinary Shares for any twenty trading days within the thirty trading-day period ending on the third trading day prior to the date on which notice of the redemption is given (the “Reference Value”) equals or exceeds $10.00 per share, and (ii) if the Reference Value is less than $18.00 per share, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. The Reference Value currently equals or exceeds $10.00 per share and is less than $18.00 per share, such that the Company is entitled to call the Warrants for redemption. At the direction of the Company, the Warrant Agent has delivered today a notice of redemption (the “Notice of Redemption”) to each of the registered holders of the outstanding Warrants.

At any time after the Notice of Redemption has been delivered and prior to 5:00 p.m. New York City time on the Redemption Date, the Warrants may be: (1) exercised by the Warrant holders for cash, at an exercise price of $11.50 per Ordinary Share, or (2) surrendered by the Warrant holders on a “cashless basis” (a “Make-Whole Exercise”), in which case the surrendering holder will receive a number of Ordinary Shares determined in accordance with the terms of the Warrant Agreement and based on: (i) the period of time between the Redemption Date and the expiration of the Warrants, and (ii) the “redemption fair market value” (being the volume-weighted average price of the Ordinary Shares for the ten trading days immediately following the date of the Notice of Redemption) (the “Redemption Fair Market Value”). The Company will provide holders notice of the Redemption Fair Market Value no later than February 10, 2023). In no event will the number of Ordinary Shares issued in connection with a surrender of Warrants on a Make-Whole Exercise as described above exceed 0.361 Ordinary Shares per Warrant.

Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant.

The Ordinary Shares underlying the Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form F-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-262242). The SEC maintains an Internet website that contains a copy of the prospectus included in the registration statement at www.sec.gov. Alternatively, you can obtain a copy of this prospectus on the Investor Relations section of the Company’s website, at https://ir.zegnagroup.com.

We understand from the NYSE that February 22, 2023, the third trading day prior to the Redemption Date, will be the last day on which the Public Warrants will be traded on the NYSE.

None of the Company, its board of directors or employees has made or is making any representation or recommendation to any holder of the Warrants as to whether to exercise or refrain from exercising any Warrants.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the Warrants, the Ordinary Shares, or any other securities, nor will there be any sale of the Warrants, the Ordinary Shares or any such other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Additional information regarding this announcement may be found in a Form 6-K that will be filed with the U.S. Securities and Exchange Commission.

Any questions you may have about redemption and exercising your Warrants may be directed to the Company’s information agent, Georgeson, at +1 866 628 6079.

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free: 866-628-6079

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About Ermenegildo Zegna Group

Founded in 1910 in Trivero, Italy by Ermenegildo Zegna, the Zegna Group designs, creates and distributes luxury menswear and accessories under the Zegna brand, as well as womenswear, menswear, and accessories under the Thom Browne brand. Through its Luxury Textile Laboratory Platform – which works to preserve artisanal mills producing the finest Italian fabrics – the Zegna Group manufactures and distributes the highest quality fabrics and textiles. Group products are sold through 500 stores in about 80 countries around the world, of which 302 are directly operated by the Group as of December 31, 2022 (239 Zegna stores and 63 Thom Browne stores). Over the decades, Zegna Group has charted Our Road: a unique path that winds itself through era-defining milestones that have seen the Group grow from a producer of superior wool fabric to a global luxury group. Our Road has led us to New York, where the Group has been listed on the New York Stock Exchange since December 20, 2021. And while we continue to progress on Our Road to tomorrow, we remain committed to upholding our founder’s legacy – one that is based upon the principle that a business’s activities should help the environment. Today, the Zegna Group is creating a lifestyle that marches to the rhythm of modern times while continuing to nurture bonds with the natural world and with our communities that create a better present and future.

Contacts

Investor Relations/Group Communications
Francesca Di Pasquantonio
francesca.dipasquantonio@zegna.com
+39 335 5837669

Clementina Tito
clementina.tito@zegna.com

Media
Brunswick Group Brendan Riley / Daria Danelli / Marie Jensen
briley@brunswickgroup.com / ddanelli@brunswickgroup.com / mjensen@brunswickgroup.com
+1 (917) 755-1454 / +39 348 635 1149 / +33 (0) 6 49 09 39 54

Marco Rubino
Community
+39 335 6509552
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Forward Looking Statements

This communication contains forward-looking statements that are based on beliefs and assumptions and on information currently available to the Company. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this communication, the Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, risks and uncertainties are described in the Company’s filings with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company and its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Zegna as of the date of this communication. Subsequent events and developments may cause that view to change. However, while Zegna may elect to update these forward-looking statements at some point in the future, the Company disclaims any obligation to update or revise publicly forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this communication.
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Copy of Notice of Redemption, dated January 26, 2023

January 26, 2023
NOTICE OF REDEMPTION OF ALL OUTSTANDING
PUBLIC WARRANTS (CUSIP N30577113) AND PRIVATE PLACEMENT WARRANTS
Dear Warrant Holder,
Ermenegildo Zegna N.V. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on February 27, 2023 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Public Warrants”) to purchase ordinary shares of the Company, nominal value €0.02 per share (the “Ordinary Shares”), that were issued under the Warrant Agreement, dated as of November 23, 2020, between Investindustrial Acquisition Corp. (“IIAC”) and Continental Stock Transfer & Trust Company, as subsequently amended by the Warrant Agreement Amendment, dated as of December 17, 2021, by and between IIAC and Continental Stock Transfer & Trust Company, and by the Warrant Assumption and Amendment Agreement, dated as of December 17, 2021, by and among IIAC, the Company, Continental Stock Transfer & Trust Company, Computershare Trust Company, N.A. and Computershare Inc. (together, the “Warrant Agreement”), for a redemption price of $0.10 per Public Warrant (the “Redemption Price”). The Public Warrants were originally issued as part of the units sold in IIAC’s initial public offering. Pursuant to the transactions contemplated by the Business Combination Agreement, dated as of July 18, 2021, among, inter alios, IIAC and the Company (as amended from time to time), which were consummated on December 17, 2021 (such transactions, the “Business Combination”), the Public Warrants sold in the IPO to purchase Class A ordinary shares of IIAC were converted into warrants to purchase Ordinary Shares on the terms and conditions set forth in the Warrant Agreement.
In addition, the Company will redeem all of its outstanding warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) to purchase Ordinary Shares that were issued by the Company in a private placement transaction in connection with the Business Combination under the Warrant Agreement, dated as of December 17, 2021, by and between the Company, Computershare Trust Company, N.A., and Computershare Inc. (the “New Warrant Agreement”) on the same terms as the outstanding Public Warrants.
Computershare Trust Company, N.A. and Computershare Inc. act as warrant agent (the “Warrant Agent”) with respect to the Warrants.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Public Warrants at a redemption price of $0.10 per Public Warrant if (i) the last reported sales price of the Ordinary Shares for any twenty trading days within the thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given (the “Reference Value”) equals or exceeds $10.00 per share and (ii) if the Reference Value is less than $18.00 per share, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. At the direction of the Company, the Warrant Agent has delivered this notice of redemption to each of the registered holders of the outstanding Warrants.
The Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable Ordinary Shares underlying such Warrants. At any time after this notice of redemption has been delivered and prior to 5:00 p.m. New York City time on the Redemption Date, Warrant holders may elect to (i) exercise their Warrants for cash, at an exercise price of $11.50 per Ordinary Share (the “Cash Exercise Price”) or (ii) surrender their Warrants on a “cashless basis” (a “Make-Whole Exercise”) in which case the surrendering holder will receive a number of Ordinary Shares to be determined in accordance with the terms of the Warrant Agreement or the New Warrant Agreement (as applicable) and based on the Redemption Date and the volume weighted average price (the “Redemption Fair Market Value”) of the Ordinary Shares during the ten trading days immediately following the date on which this notice of redemption is sent to registered holders of Warrants. The Company will provide holders the Redemption Fair Market Value no later than one business day after such ten-trading day period ends. In no event will the number of Ordinary Shares issued in connection with a surrender on a cashless basis exceed 0.361 Ordinary Shares per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in an Ordinary Share, the number of Ordinary Shares the holder will be entitled to receive will be rounded down to the nearest whole number of Ordinary Shares.
The Ordinary Shares and the Public Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “ZGN” and “ZGN WS,” respectively. We understand from the NYSE that February 22, 2023, the third trading day prior to the Redemption Date, will be the last day on which the Public Warrants will be traded on the NYSE.
The CUSIP number appearing herein has been included solely for the convenience of the holders of the Public Warrants. No representation is made as to the correctness or accuracy of the CUSIP number either as printed on the Public Warrants or as contained in this Notice of Redemption. Any redemption of the Public Warrants shall not be affected by any defect in or omission of such identification number.
TERMS OF REDEMPTION; CESSATION OF RIGHTS
The rights of the Warrant holders to exercise their Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Warrants.
The Company is exercising this right to redeem the Public Warrants pursuant to Section 6.2 of the Warrant Agreement and the Private Placement Warrants pursuant to Section 6.2 of the New Warrant Agreement. Pursuant to such provisions, the Company has the right to redeem all of the outstanding Public Warrants if (i) the Reference Value equals or exceeds $10.00 per share and (ii) if the Reference Value is less than $18.00 per share, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants.
The last sales price of the Ordinary Shares has equaled or exceeded $10.00 per share and was less than $18.00 per share on each of twenty trading days within the thirty-day trading period ending on January 23, 2023 (which is the third trading day prior to the date of this notice of redemption).
EXERCISE PROCEDURE
Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Warrants to purchase Ordinary Shares. Payment upon exercise of the Warrants may be made either (i) in cash, at the Cash Exercise Price or (ii) on a “cashless basis” in which case the surrendering holder will receive a number of Ordinary Shares to be determined in accordance with the terms of the Warrant Agreement or the New Warrant Agreement (as applicable) and based on the Redemption Date and the Redemption Fair Market Value. The Company will notify holders as to the Redemption Fair Market Value no later than one business day after the relevant ten-trading day period ends. In no event will the number of Ordinary Shares issued in connection with a surrender on a cashless basis exceed 0.361 Ordinary Shares per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in an Ordinary Share, the number of Ordinary Shares the holder will be entitled to receive will be rounded down to the nearest whole number of Ordinary Shares.
Payment of the Cash Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.
Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants.
Persons who are holders of record of their Warrants may exercise their Warrants by sending (1) the warrant certificate representing the Warrants being exercised (a “Warrant Certificate”), if applicable, (2) a fully and properly completed “Election to Purchase” (forms of which are attached hereto as Annex A and Annex B, for the Public Warrants and the Private Placement Warrants, respectively), duly executed and indicating, among of things, the number of Warrants being exercised and whether such Warrants are being exercised for cash or surrendered on a cashless basis, and (3) if exercised for cash, payment in full of the Cash Exercise Price (and any and all applicable taxes) via wire transfer or other method of payment permitted by the Warrant Agreement to the Warrant Agent at:
Computershare Trust Company, N.A.
150 Royall Street Suite V
Canton, Ma 02021
Attention: Corporate Action Voluntary

The method of delivery of the Warrants is at the option and risk of the holder If delivered by mail, we recommend registered, insured mail.
The Warrant Certificate (if applicable), the fully and properly completed Election to Purchase and, if the applicable Warrants are exercised for cash, payment in full of the Cash Exercise Price must be received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver the Warrant Certificate (if applicable), a fully and properly completed Election to Purchase or, if the applicable Warrants are exercised for cash, the payment in full of the Cash Exercise Price before such time will result in such holder’s Warrants being redeemed and not exercised.
PROSPECTUS
A prospectus (and the supplements thereto) covering the Ordinary Shares issuable upon the exercise of the Warrants is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-262242) (the “SEC”). The SEC also maintains an Internet website that contains a copy of the prospectus (and the supplements thereto) included in the registration statement. The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our website at https://ir.zegnagroup.com.
REDEMPTION PROCEDURE
Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Warrants.
*********************************
Any questions you may have about redemption and exercising your Warrants may be directed to the Company’s information agent, Georgeson, at +1 866 628 6079.

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free: 866-628-6079

Sincerely,

Ermenegildo Zegna N.V.
/s/ Gianluca Ambrogio Tagliabue
Gianluca Ambrogio Tagliabue
Chief Operating Officer and Chief Financial Officer

Annex A
ELECTION TO PURCHASE
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive [ ] Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Ermenegildo Zegna N.V. (the “Company”) in the amount of $[ ] in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Ordinary Shares be delivered to [ ] whose address is [ ]. If said [ ] number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Warrant Certificate be delivered to [ ], whose address is [ ].
In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement and a holder thereof elects to exercise its Warrant pursuant to a Make-Whole Exercise, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) or Section 6.2 of the Warrant Agreement, as applicable.
In the event the Warrant is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(b) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) of the Warrant Agreement.
In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.
In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Warrant Certificate be delivered to [ ], whose address is [ ].
[Signature Page Follows]

Date: [ ], 20______

(Signature)
(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

Annex B
ELECTION TO PURCHASE
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive [ ] Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Ermenegildo Zegna N.V. (the “Company”) in the amount of $[ ] in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Ordinary Shares be delivered to [ ] whose address is [ ]. If said [ ] number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Warrant Certificate be delivered to [ ], whose address is [ ].
In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement and a holder thereof elects to exercise its Warrant pursuant to a Make-Whole Exercise, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) or Section 6.2 of the Warrant Agreement, as applicable.
In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.
In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.
In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Warrant Certificate be delivered to [ ], whose address is [ ].
[Signature Page Follows]

Date: [ ], 20______

(Signature)
(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED